Exhibit 3.31

MINISTRY OF NATURAL RESOURCES & ENVIRONMENT	SOCIALIST REPUBLIC OF VIETNAM Independence — Freedom — Happiness
No: 2125/GP-BTNMT	Ha Noi, October 24th 2008
MINISTER OF NATURAL RESOURCES & ENVIRONMENT
     Pursuant to the Mineral Law dated 20 March 1996; Law on Amendment and Supplement to some articles of Mineral Law dated 14 June 2005;
     Pursuant to Decree No. 160/2005/ND-CP dated 27 December 2005 by the Government providing detailed guidelines for the implementation of Mineral Law and Law on Amendment and Supplement to some articles of Mineral Law;
     Pursuant to Decree 25/2008/ND-CP dated 04 March 2008 by the Government stipulating functions, responsibility, power and structure of the Ministry of Natural Resources and Environment;
     Pursuant to the Resolution 59/2007/NQ-CP dated 30 November 2007 of the Government regarding a number of measures to deal with investment hassles in construction and administration reformation for enterprises;
     Pursuant to the Prime Minister’s opinions stated in the Official letter No. 4759/VPCP-CN dated 24 August 2007 issued by the Government office regarding minerals exploration and mining;
     Pursuant to the Decision 11/2008/QD-BTC dated 05 June 2008 by the Ministry of Trade and Industry approving the planning for exploration, mining, processing and using gold ore, bronze, nikel, molybdenum in Vietnam to the year 2015; including year 2025;
     Pursuant to the Investment Licence No. 140/GP dated 05 March 1991 by the National Committee of Cooperation and Investment, now known as the Ministry of Planning and Investment approving the establishment of Bong Mieu Gold Mining Company;
     In consideration of the recommendation by the Quang Nam People’s Committee in the Official letter No. 2801/UBND-KTN dated 19 October 2005 and Official letter No. 641/UBND-KTN dated 04 March 2008 regarding gold exploration in Bong Mieu, Quang Nam;
     After perusing the exploration licence application submitted by the Bogomin on 10 June 2008, the supplemented document on 10 October 2008 and the evaluation report by the Committee for Mineral Activity Project and Report Assessment of the Ministry of Natural Resources and Environment in the meeting dated 12 June 2008 regarding the gold exploration program in Bong Mieu area, Tam Lanh communes, Phu Ninh district, Tra Kot, Northern Tra My, Quang Nam province;
     At the resquest of the Director General of the Department of Geology and Minerals of Vietnam.
DECIDES

Article 1: To permit the Bogomin to do exploration for primary gold in Bong Mieu area, Tam Lanh, Phu Ninh district, Tra Kot, Northern Tra My, Quang Nam province;
1.	Exploration area: 26.259 km2 (twenty six and two hundred fifty nine thousandths sq.km) specified on the 1/50000 scale topographic map No D-49-13-B (VN2000 system) or 6639 I sheet (UTM system) as specified by controlling points numbered from 1 to 6 shown on the exploration area map and Appendix 1 annexed hereto, excluding the two sub-areas of 3.2 km2 specified by points numbered from 7 to 10 and from 11 to 14 which are of the Mining Licence No 582/CNNg-KMT dated 22 July 1992 granted by the Ministry of Heavy Industry approving the mining activities;

2.	Volume of key exploration work: indicated in Appendix 2 attached hereto;

3.	Exploration term: 24 (twenty four) months from the signing date of this licence;

4.	Exploration expenditure: self-funded by the Company (applying currently relevant unit prices);

5.	Escrow registered at the State Treasury or banks (either the Vietnamese State Bank or a foreign bank permitted to operate in Vietnam): US$227,439.5 (Two hundred twenty seven, four hundred thirty nine US dollars and five cents).
Article 2: Bogomin shall be responsible for:
1.	Carrying out exploration for primary gold as stipulated in Article 1 of this licence and exploration methods and programs approved by this license; executing the exploration work in accordance with technical procedures; inspecting and undertaking responsibility for quantity, quality and accuracy of reports on project implementation; filing original documents and relevant field documents and protecting samples and drill cores as required by relevant regulations; sufficiently carry out data reports, ensuring labor safety and environment protection.

2.	Registering the escrow in accordance with the Law and as stipulated in Article 1 of this licence; submitting to the Department of Geology and Minerals of Viet Nam (DGMV) the confirmation letter of the State Treasury or the bank where the escrow is registered so that DGMV can control, inspect and decide whether to return or transfer the escrow to the State Budget as stipulated by the law;

3.	Analyzing samples, determining quality, reserves of gold ore and useful affiliated minerals. Prior to conducting metallurgical sampling, the sample weight, location, sampling schedule and methods should be registered with the Quang Nam Department of Natural Resources and Environment for site inspection and supervision.

4.	Timely reporting in writing to the Ministry of Natural Resources and Environment for appropriate consideration if any other kind of mineral is discovered during exploration;

5.	Protecting mineral resource; all mining activities are strictly prohibited.

6.	Submitting the exploration reports for evaluation and approval by the Committee of Mineral Reserve Assessment; submitting reports to the Geological Archive and mineral samples to the Geological Museum as stipulated by current regulations.
Article 3: The approved exploration programs by the BOGOMIN can only commence after the exploration programs have been informed to the Quang Nam Department of Mineral Resources and Environment, the Higher Command of the Fifth Military Zone and local authorities for their co-ordinating in management, inspection and location of the exploration area, coordinates and landmarks.

     In case the BOGOMIN violates the regulations of the Mineral Law and Law on Amendment and Supplement to some articles of the Mineral Law and other related legal documents, or fails to fulfill its obligations stated herein, this licence shall be revoked as regulated by the Mineral Law and the BOGOMIN shall undertake all legal liabilities for related issues.

Distribution:	For the Minister
• Ministry of Trade	Vice Minister
• QNPC
• Office of the Committee of Mineral Reserve
Assessment	(signed and sealed)
• The Higher Command of the Fifth Military Zone
• Central Vietnam Mineral Branch
• BOGOMIN (02)
• File (14)	Nguyen Xuan Cuong
The exploration licence is registered
at the Department of Geology and Minerals of Vietnam
Registration no. 106DK/TD
Hanoi, 15 December 2008
For and on be half of the Director General
Deputy Director General
(signed and sealed)
Trinh Xuan Ben

MINISTRY OF NATURAL RESOURCES AND ENVIRONMENT
APPENDIX 1
TABLE OF COORDINATES OF GOLD EXPLORATION AREA AT BONG MIEU, TAM LANH
COMMUNE, PHU NINH DISTRICT AND TRA KOT COMMUNE, NORTHERN TRA MY DISTRICT,
QUANG NAM PROVINCE.,
(Attached to Exploration Licence no. 2125/GP-BTNMT dated 24 October 2008 by Ministry of Natural Resources and Environment)
1. Coordinates of exploration area:

VN-2000 system
(Central meridian 111o, 6 degree
	projection zone)		UTM system
Points	X(m)	Y(m)	X(m)	Y(m)
1.	1707 101	220 304	1706 650	221 000
2.	1707 046	223 901	1706 595	224 597
3.	1705 801	225 085	1705 350	225 781
4.	1705 801	226 661	1705 350	227 357
5.	1702 001	226 604	1701 550	227 300
6.	1702 026	220 254	1701 575	220 950
2. Coordinates of the areas of Mining Licence no. 582/CNNg-KTM granted by Ministry of Heavy Industry on 22 July 1992:

VN-2000 system
(Central meridian 105o, 6 degree
	projection zone)		UTM system
Points	X(m)	Y(m)	X(m)	Y(m)
7.	1705 081	220 754	1704 630	221 450
8.	1705 081	222 624	1704 630	223 320
9.	1703 716	222 624	1703 265	223 320
10.	1703 716	221 304	1703 265	222 000
11.	1704 046	223 304	1703 595	224 000
12.	1704 051	225 304	1703 600	226 000
13.	1703 551	225 304	1703 100	226 000
14.	1703 571	223 304	1703 120	224 000

MINISTRY OF NATURAL RESOURCES AND ENVIRONMENT
APPENDIX 2
TABLE OF WORK VOLUME OF PRIMARY GOLD EXPLORATION AT BONG MIEU, TAM LANH
COMMUNE, PHU NINH DISTRICT AND TRA KOT COMMUNE, NORTHERN TRA MY DISTRICT,
QUANG NAM PROVINCE,
(Attached to Exploration Licence no. 2125/GP-BTNMT dated 24 October 2008 by Ministry of Natural Resources and Environment)

			Work Volume
No.	Items	Unit	The 1st year	The 2nd year	Total
1.	1/2000 scale geological maping	km2	6,2	0	6,2
2.	Geophysical survey	Km2
	- Equipment mobilization	estimated	1	0	1
	- Line cutting and gridding for IP surveying	km	90	0	90
	- Electrode pitting	m	840	0	840
	- IP surveying	point	720	0	720
3.	Topographic survey
	- 1:1000 scale mapping	sample	0	4	4
	- Collar surveying	lot	110	120	230
	- Baseline survey	km	8	0	8
	- Profiling	km	82	0	82
4.	Trenching	m2	900	500	1400
5.	Geochemical prospecting, sampling
	- Drill sample	sample	2500	3700	6200
	- Soil sample	sample	500	500	1000
	- Rock and ore sample	sample	1200	600	1800
6.	Sample preparation
	- soil sample	sample	500	500	1000
	- drill sample	sample	2500	3700	6200
	- rock and ore sample	sample	1200	600	1800
7.	Sample analysis
	- Thin section	sample	130	90	220
	- Soil sample	sample	500	500	1000
	- Drill, rock, ore sample	sample	3700	4300	8000
	- Metallurgical sample	sample	0	6	6
8.	- Engineering — hydro-geological mapping
	- 1:5000 scale mapping	km2	0	10	10
	- Pumping test		0	6	6
9	Exploration drilling	m	6000	9350	15350
	- Contingency	m			5000
	Reporting	estimated	1	1	2

BỘ TÀI NGUYÊN VÀ MÔI TRƯỜNG	CỘNG HÒA XÃ HỘI CHỦ NGHĨA VIỆT NAM
	Độc lập - Tự do - Hạnh phúc
Số: 2125 /GP-BTNMT	*Hà Nội, ngày 24 tháng 10 năm 2008*

BỘ TRƯỞNG BỘ TÀI NGUYÊN VÀ MÔI TRƯỜNG

Căn cứ Luật Khoáng sản ngày 20 tháng 3 năm 1996; Luật sửa đổi, bổ sung một số điều của Luật Khoáng sản ngày 14 tháng 6 năm 2005;

Căn cứ Nghị định số 160/2005/NĐ-CP ngày 27 tháng 12 năm 2005 của Chính phủ quy định chi tiết và hướng dẫn thi hành Luật Khoáng sản và Luật sửa đổi, bổ sung một số điều của Luật Khoáng sản;

Căn cứ Nghị định số 25/2008/NĐ-CP ngày 04 tháng 3 năm 2008 của Chính phủ quy định chức năng, nhiệm vụ, quyền hạn và cơ cấu tổ chức của Bộ Tài nguyên và Môi trường;

Căn cứ Nghị quyết số 59/2007/NQ-CP ngày 30 tháng 11 năm 2007 của Chính phủ về một số giải pháp xử lý những vướng mắc trong hoạt động đầu tư xây dựng và cải cách một số thủ tục hành chính đối với doanh nghiệp;

Căn cứ ý kiến của Thủ tướng Chính phủ tại Văn bản số 4759/VPCP-CN ngày 24 tháng 8 năm 2007 của Văn phòng Chính phủ về việc thăm dò, khai thác khoáng sản;

Căn cứ Quyết định số 11/2008/QĐ-BCT ngày 05 tháng 6 năm 2008 của Bộ trưởng Bộ Công Thương về việc phê duyệt Quy hoạch phân vùng thăm dò, khai thác, chế biến và sử dụng quặng vàng, đồng, niken, molipđen Việt Nam đến năm 2015, có xét đến năm 2025;

Căn cứ Giấy phép đầu tư số 140/GP ngày 05 tháng 3 năm 1991 của Ủy ban Nhà nước về hợp tác và đầu tư, nay là Bộ Kế hoạch và Đầu tư về việc cho phép thành lập Công ty Khai thác vàng Bồng Miêu;

Theo đề nghị của Uỷ ban nhân dân tỉnh Quảng Nam tại các Công văn số 2801/UBND-KTN ngày 19 tháng 10 năm 2005 và số 641/UBND-KTN ngày 04 tháng 3 năm 2008 về việc thăm dò vàng khu vực Bồng Miêu, tỉnh Quảng Nam;

Xét Đơn và hồ sơ xin thăm dò khoáng sản của Công ty Khai thác vàng Bồng Miêu nộp ngày 10 tháng 6 năm 2008, nộp bổ sung ngày 10 tháng 10 năm 2008 và Văn bản thẩm định của Hội đồng thẩm định đề án, báo cáo trong hoạt động khoáng sản của Bộ Tài nguyên và Môi trường họp ngày 12 tháng 6 năm 2008 về Đề án thăm dò vàng tại khu vực Bồng Miêu, xã Tam Lãnh, huyện Phú Ninh và xã Trà Kót, huyện Bắc Trà My, tỉnh Quảng Nam;

Theo đề nghị của Cục trưởng Cục Địa chất và Khoáng sản Việt Nam,

QUYẾT ĐỊNH:

Điều 1. Cho phép *Công ty Khai thác vàng Bồng Miêu* thăm dò vàng gốc tại khu vực Bồng Miêu, xã Tam Lãnh, huyện Phú Ninh và xã Trà Kót, huyện Bắc Trà My, tỉnh Quảng Nam;

1. Diện tích khu vực thăm dò: 26,259 km^2 (hai mươi sáu phẩy hai năm chín kilômet vuông), thuộc tờ bản đồ tỷ lệ 1/50.000 số hiệu D-49-13-B (hệ VN2000) hoặc số hiệu 6639 I (hệ UTM), được giới hạn bởi các điểm từ 1 đến 6 thể hiện trên bản đồ khu vực thăm dò và Phụ lục số 1 kèm theo Giấy phép này, không bao gồm 02 khu có diện tích 3,2 km^2 được giới hạn bởi các điểm từ 7 đến 10 và từ 11 đến 14, đã được phép khai thác theo Quyết định số 582/CNNg-KTM ngày 22 tháng 7 năm 1992 của Bộ Công nghiệp nặng về việc cho phép khai thác mỏ;

2. Khối lượng thăm dò chủ yếu: tại Phụ lục số 2 kèm theo Giấy phép này;

3. Thời gian thăm dò: 24 (hai mươi bốn) tháng, kể từ ngày ký Giấy phép;

4. Chi phí thăm dò bằng nguồn vốn tự có của Công ty (đơn giá áp dụng theo các quy định hiện hành);

5. Tiền đặt cọc tại Kho bạc Nhà nước hoặc ký quỹ tại Ngân hàng (Ngân hàng Nhà nước Việt Nam hoặc Ngân hàng nước ngoài được phép hoạt động tại Việt Nam): 227.439,5 USD (hai trăm hai bảy nghìn, bốn trăm ba chín phẩy năm đô la Mỹ).

Điều 2. *Công ty Khai thác vàng Bồng Miêu* có trách nhiệm:

1. Tiến hành hoạt động thăm dò vàng gốc theo phương pháp và khối lượng đã quy định tại Điều 1 của Giấy phép này; thi công công trình theo đúng qui trình kỹ thuật; kiểm tra và chịu trách nhiệm về khối lượng, chất lượng và tính trung thực của tài liệu thực tế thi công; bảo quản lưu giữ đầy đủ các tài liệu nguyên thủy, tài liệu thực tế có liên quan và các mẫu vật địa chất, khoáng sản, mẫu lõi khoan theo quy định; thu thập và tổng hợp đầy đủ, chính xác các tài liệu, kết quả thăm dò, đảm bảo an toàn lao động, bảo vệ môi trường;

2. Nộp tiền đặt cọc theo quy định của pháp luật và quy định tại Điều 1 Giấy phép này; nộp cho Cục Địa chất và Khoáng sản Việt Nam bản xác nhận của Kho bạc Nhà nước nơi đặt cọc hoặc của Ngân hàng nơi ký quỹ về việc đã nộp tiền đặt cọc hoặc ký quỹ để quản lý, kiểm tra, cho phép hoàn trả hoặc thu nộp ngân sách nhà nước theo quy định của pháp luật;

3. Tiến hành phân tích các loại mẫu, làm rõ chất lượng, trữ lượng quặng vàng và các khoáng sản có ích đi kèm. Trước khi tiến hành lấy mẫu công nghệ, phải đăng ký khối lượng, vị trí, thời gian, phương pháp lấy mẫu tại Sở Tài nguyên và Môi trường tỉnh Quảng Nam để kiểm tra ngoài thực địa và giám sát thực hiện;

4. Trong quá trình thăm dò nếu phát hiện các khoáng sản khác, Công ty phải kịp thời có văn bản báo cáo Bộ Tài nguyên và Môi trường để xử lý theo quy định;

5. Bảo vệ tài nguyên khoáng sản; nghiêm cấm mọi hoạt động khai thác trong quá trình thăm dò;

6. Trình thẩm định, xét duyệt báo cáo kết quả thăm dò tại Hội đồng Đánh giá trữ lượng khoáng sản; nộp báo cáo vào Lưu trữ Địa chất và mẫu vật địa chất, khoáng sản tại Bảo tàng Địa chất theo quy định hiện hành.

Điều 3. Hoạt động thăm dò khoáng sản theo giấy phép này, ***Công ty Khai thác vàng Bồng Miêu*** chỉ được phép thực hiện sau khi thông báo chương trình và khối lượng thăm dò cho Sở Tài nguyên và Môi trường tỉnh Quảng Nam, Bộ Tư lệnh Quân khu 5 và chính quyền địa phương để phối hợp quản lý, kiểm tra và xác định cụ thể diện tích, tọa độ ranh giới khu vực thăm dò tại thực địa.

Trường hợp ***Công ty Khai thác vàng Bồng Miêu*** vi phạm các quy định của Luật Khoáng sản, Luật sửa đổi, bổ sung một số điều của Luật Khoáng sản và các văn bản quy phạm pháp luật khác có liên quan hoặc không thực hiện đầy đủ các nghĩa vụ quy định tại Giấy phép này, Giấy phép sẽ bị thu hồi theo quy định của Luật Khoáng sản và Công ty Khai thác vàng Bồng Miêu phải chịu mọi trách nhiệm trước pháp luật về các vấn đề có liên quan./.

Nơi nhận:
- Bộ Công Thương;
- UBND tỉnh Quảng Nam;
- VP Hội đồng ĐGTLKS;
- Bộ Tư lệnh Quân khu 5;
- Chi cục KS miền Trung;
- Cty Khai thác Vàng Bồng Miêu (02);
- Lưu VT, ĐCKS(14).

KT. BỘ TRƯỞNG
THỨ TRƯỞNG

Nguyễn Xuân Cường

Giấy phép thăm dò khoáng sản được đăng ký nhà nước
tại Cục Địa chất và Khoáng sản Việt Nam
Số đăng ký: 106 ĐK/TD.
Hà Nội, ngày 15 tháng 12 năm 2008
KT. CỤC TRƯỞNG
PHÓ CỤC TRƯỞNG

TRỊNH XUÂN BỀN

BỘ TÀI NGUYÊN VÀ MÔI TRƯỜNG

PHỤ LỤC SỐ 1

BẢNG TỌA ĐỘ RANH GIỚI THĂM DÒ VÀNG KHU VỰC BỒNG MIÊU, XÃ TAM LÃNH, HUYỆN PHÚ NINH VÀ XÃ TRÀ KÓT, HUYỆN BẮC TRÀ MY, TỈNH QUẢNG NAM

(Kèm theo Giấy phép thăm dò số 2125/GP-BTNMT ngày 24 tháng 10 năm 2008 của Bộ Tài nguyên và Môi trường)

1. Tọa độ ranh giới khu vực thăm dò:

Điểm	Hệ VN-2000 (Kinh tuyến trục 111^0, múi chiếu 6^0)		Hệ UTM	
	X(m)	Y(m)	X(m)	Y(m)
1	1707 101	220 304	1706 650	221 000
2	1707 046	223 901	1706 595	224 597
3	1705 801	225 085	1705 350	225 781
4	1705 801	226 661	1705 350	227 357
5	1702 001	226 604	1701 550	227 300
6	1702 026	220 254	1701 575	220 950

2. Toạ độ ranh giới khu vực đã được cấp Quyết định cho phép khai thác mỏ số 582/CNNg-KTM ngày 22 tháng 7 năm 1992 của Bộ Bộ Công nghiệp nặng:

BỘ TÀI NGUYÊN VÀ MÔI TRƯỜNG

PHỤ LỤC SỐ 2

THỐNG KÊ KHỐI LƯỢNG CÔNG TÁC THĂM DÒ VÀNG KHU VỰC BỒNG MIÊU, XÃ TAM LÃNH, HUYỆN PHÚ NINH VÀ XÃ TRÀ KÓT, HUYỆN BẮC TRÀ MY, TỈNH QUẢNG NAM

(Kèm theo Giấy phép thăm dò số 2125 /GP-BTNMT ngày 24 tháng 10 năm 2008 của Bộ Tài nguyên và Môi trường)

Số TT	Dạng công việc	Đơn vị tính	Khối lượng		Tổng cộng
			Năm I	Năm II	
1	Đo vẽ địa chất và tìm kiếm 1:2.000	km^2	6.2	0	6.2
2	Địa vật lý				
	- Vận chuyển thiết bị	ước tính	1	0	1
	- Phát tuyến đo phân cực kích thích	km	90	0	90
	- Đào hố điện cực	m	840	0	840
	- Đo phân cực kích thích/điện trở	điểm	720	0	720
3	Trắc địa				
	- Đo vẽ bản đồ địa hình tỷ lệ 1:1.000	km^2	0	4	4
	- Đo đưa công trình vào bản đồ	công trình	110	120	230
	- Đo tuyến thăm dò (trục)	km	8	0	8
	- Đo mặt cắt địa vật lý	km	82	0	82
4	Đào hào, dọn vết lộ	m^3	900	500	1.400
5	Tìm kiếm địa hoá, lấy mẫu				
	- Lấy mẫu lõi khoan	mẫu	2.500	3.700	6.200
	- Lấy mẫu kim lượng	mẫu	500	500	1.000
	- Lấy mẫu đá và quặng	mẫu	1.200	600	1.800
6	Gia công mẫu				
	- Mẫu kim lượng	mẫu	500	500	1.000
	- Mẫu lõi khoan	mẫu	2.500	3.700	6.200
	- Mẫu đá và quặng	mẫu	1.200	600	1.800
7	Phân tích mẫu				
	- Mẫu thạch học	mẫu	130	90	220
	- Mẫu kim lượng	mẫu	500	500	1.000
	- Mẫu lõi khoan, mẫu đá và quặng	mẫu	3.700	4.300	8.000
	- Mẫu công nghệ	mẫu	0	6	6
8	Công tác nghiên cứu ĐCTV-ĐCCT				
	- Đo vẽ bản đồ ĐCTV-ĐCCT 1:5.000	km^2	0	10	10
	- Hút nước thí nghiệm	LK	0	6	6
9	Khoan thăm dò	mét	6.000	9.350	15.350
	- Dự phòng	mét			5.000
10	Báo cáo	ước tính	1	1	2